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                                                                   EXHIBIT 11.1

                              CAMDEN PROPERTY TRUST
                    COMPUTATION OF EARNINGS PER COMMON SHARE

(In thousands, except per share amounts)
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                                                                                 THREE MONTHS
                                                                                 ENDED MARCH 31,
                                                                              -------------------
                                                                               1998        1997
                                                                              -------    --------
BASIC EARNINGS PER SHARE:
 Weighted Average Common Shares Outstanding                                    31,572      16,464
                                                                              =======     =======
       Basic Earnings Per Share                                               $  0.28     $  0.25
                                                                              =======     =======

DILUTED EARNINGS PER SHARE:
 Weighted Average Common Shares Outstanding                                    31,572      16,464
 Shares Issuable from Assumed Conversion of:
       Common Share Options and Awards Granted                                    396         242
       Operating Partnership Units                                              2,299
                                                                              -------     -------
 Weighted Average Common Shares Outstanding, as Adjusted                       34,267      16,706
                                                                              =======     =======
       Diluted Earnings Per Share                                             $  0.27     $  0.24
                                                                              =======     =======

EARNINGS FOR BASIC AND DILUTED COMPUTATION:
 Net Income to Common Shareholders (Basic Earnings Per Share Computation)     $ 8,961     $ 4,064
 Minority Interest in Operating Partnership                                       331
                                                                              -------     -------
 Net Income to Common Shareholders, as Adjusted (Diluted
                    Earnings Per Share Computation                            $ 9,292     $ 4,064
                                                                              =======     =======
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